UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 W. 29th Street 11th Floor

New York, New York 10001

(Address of principal executive offices, including ZIP code)

(833) 937-5493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2018, the Company entered into an agreement with Nan Kingsley, an individual (the “Consultant”), whereby Consultant will provide a variety of services based on Consultant’s expertise and relationships in the Music and Entertainment Industry. Together with Consultant’s partner, Bob Kingsley, who hosts a well-known 300+ station syndicated radio show (“Bob Kingsley’s Country 40 Countdown”), consultant will bring considerable value in a variety of ways to VNUE. Specifically, Consultant duties will include (but not limited to):

Take a leadership role in forming an all-star board of advisors for VNUE, and identify talent (management, writers, artists, industry people) to be discussed with CEO who would be good candidates for the board. Form board, and oversee meetings monthly or quarterly (TBD) in conjunction with CEO; Help to identify artists who would be good candidates for our live recording products; Assist in the identification and acquisition of pre-cleared content for our set.fm platform; Potentially work with VNUE for exclusive recordings that are pre-promoted, acoustic in studio, that could then be marketed nationally to the fan base; Utilize the radio show to help promote the availability of concert recordings in certain geographical proximities as they relate to performances, and in a broad sense, drive traffic nationally to our websites for content.; Promote Soundstr™ and evangelize as artists come aboard; Help to identify major artists & songwriters willing to speak about it; Work to identify other opportunities such as sponsors for events underwriting recording costs, etc.; partner with Soundstr and VNUE at appropriate country music events to promote to industry.

In exchange for Consultant’s contribution to the Company, the Company will issue to Consultant 500,000 shares of VNUE restricted common stock, and Consultant will be eligible for a variety of commission programs based on business that is attained through Consultant’s direct involvement.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The information is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Dated: June 8, 2018	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer

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